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                                                                   EXHIBIT 4.44

                             VISION TWENTY-ONE, INC.
        FIRST AMENDMENT TO CONVERTIBLE NOTE AGREEMENT, WARRANT AGREEMENT,
                                  AND WARRANTS

         This First Amendment to Convertible Note Agreement, Warrant Agreement, and Warrants (herein, the "Amendment") is entered into as of March 31, 2001, among Vision Twenty-One, Inc., a Florida corporation (the "Borrower"), the Lenders party hereto, and Bank of Montreal as Agent for the Lenders.

                             PRELIMINARY STATEMENTS

         A. The Borrower, the Lenders, and the Agent are parties to a Convertible Note Agreement, dated as of November 10, 2000 (herein, the "Convertible Note Agreement"), and a Warrant Agreement dated as of November 10, 2000 (herein, the "Warrant Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Convertible Note Agreement.

         B. The Borrower and the Lenders have agreed to amend the Convertible Note Agreement, the Warrant Agreement, and the Warrants issued under the Warrant Agreement on the terms and conditions as provided for in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS TO THE CONVERTIBLE NOTE AGREEMENT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Convertible Note Agreement shall be and hereby is amended as follows:

                  1.1. Section 4.1(i) of the Convertible Note Agreement shall be amended and restated in its entirety to read as follows:

                           (i)      the Borrower and its shareholders
                  fail to approve and authorize the increase in the authorized shares of the Borrower's capital stock pursuant to the Plan of Restructuring by May 31, 2001, or the Borrower fails to reserve sufficient shares of authorized capital stock of the Borrower to satisfy the requirements of the Notes and this Agreement by such date.

                  1.2. The definition of "Additional Shares of Common Stock" appearing in Section 6.1 of the Convertible Note Agreement shall be amended by amending and restating clause (v) thereof to read as follows:

                           (v)      up to 11,194,000 shares of Common
                  Stock (as such number shall be appropriated adjusted by the board of directors of
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                  the Company for stock splits, dividends, combinations
                  and other similar events) to be issued on or before May 31, 2001, or to be issued upon exercise of options granted before May 31, 2001, in connection with, and as an express part of, the consummation of the Plan of Restructuring.

                  1.3. Section 7.8 of the Convertible Note Agreement shall be amended and restated in its entirety to read as follows:

                           Section 7.8.      Reservation of Common
                  Stock. The Borrower represents and warrants that on the Closing Date it has reserved and set aside solely for the purpose of issuance upon the conversion of the Notes 32,405,937 authorized shares of its Common Stock and agrees that it will, on or before May 31, 2001, cause the requisite number of shareholders required to approve and ratify under applicable state law an increase in the number of authorized shares of capital stock of the Company so that from and after the date such approval is obtained (and in all events, from and after May 31, 2001) it will at all times reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the conversion of Notes as herein provided for, as shall then be issuable upon the conversion of all outstanding Notes.

                  1.4. Section 4(c) of the Representations and Warranties set forth in Exhibit B to the Convertible Note Agreement shall be amended and restated in its entirety to read as follows:

                           (c)      have been duly authorized by
                  proper corporate and shareholder action on the part of the Borrower, executed and delivered by the Borrower and the Agreement, the Notes or the Registration Rights Agreement constitute the legal, valid and binding obligations, contracts and agreements of the Borrower enforceable in accordance with their respective terms; provided, however, shareholder approval authorizing the increase in the authorized shares of the Borrower's capital stock required for the conversion of all Notes into Common Stock shall be obtained in connection with the Plan of Restructuring on or before May 31, 2001.

SECTION 2.        AMENDMENTS TO THE WARRANT AGREEMENT AND THE WARRANTS.

         2.1. Section 1.4 of the Warrant Agreement shall be amended and restated in its entirety to read as follows:


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                           Section 1.4.      Covenant to Increase
                  Authorized Shares. The Company agrees to use its best efforts to cause the requisite number of shareholders required to approve and ratify under applicable state law an increase in the number of authorized shares of capital stock of the Company by May 31, 2001, sufficient at all times to permit the Lenders to exercise the Warrants in accordance with their terms.

         2.2. Section 2 of Exhibit A-1 to the Warrant Agreement and Section 2 of each Class A Warrant issued under the Warrant Agreement shall be amended and restated in its entirety to read as follows:

                           Section 2.        Reservation of Common
                  Stock. The Company covenants and agrees that at all times from and after May 31, 2001, and on or prior to the Expiration Date it will have authorized, and in reserve solely for the purpose of delivery upon the exercise of the rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by the unexercised portion of this Warrant and such shares issuable upon the exercise of this Warrant shall at no time have an aggregate par value which is in excess of the Aggregate Warrant Price.

         2.3. Clause (v) of the definition of "Additional Shares of Common Stock" appearing in Section 12 of Exhibit A-1 to the Warrant Agreement and in
Section 12 of each Class A Warrant issued under the Warrant Agreement shall be amended and restated in its entirety to read as follows:

                           (v)      up to 11,194,000 shares of Common
                  Stock (as such number shall be appropriated adjusted by the board of directors of the Company for stock splits, dividends, combinations and other similar events) to be issued on or before May 31, 2001, or to be issued upon exercise of options granted before May 31, 2001, in connection with, and as an express part of, the consummation of the Plan of Restructuring.

         2.4. Section 2 of Exhibit A-2 to the Warrant Agreement and Section 2 of each Class B Warrant issued under the Warrant Agreement shall be amended and restated in its entirety to read as follows:

                           Section 2.        Reservation of Common
                  Stock. The Company covenants and agrees that at all times from and after May 31, 2001, and on or prior to the Expiration Date it will have authorized, and in reserve solely for the purpose of delivery upon the exercise of the rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise


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                  of the rights represented by the unexercised portion
                  of this Warrant and such shares issuable upon the exercise of this Warrant shall at no time have an aggregate par value which is in excess of the Aggregate Warrant Price.

         2.5. Clause (v) of the definition of "Additional Shares of Common Stock" appearing in Section 12 of Exhibit A-2 to the Warrant Agreement and in
Section 12 of each Class B Warrant issued under the Warrant Agreement shall be amended and restated in its entirety to read as follows:

                           (v)      up to 11,194,000 shares of Common
                  Stock (as such number shall be appropriated adjusted by the board of directors of the Company for stock splits, dividends, combinations and other similar events) to be issued on or before May 31, 2001 or to be issued upon exercise of options granted before May 31, 2001 in connection with, and as an express part of, the consummation of the Plan of Restructuring.

         2.6. Section 4(c) of the Representations and Warranties set forth in Exhibit B to the Warrant Agreement shall be amended and restated in its entirety to read as follows:

                           (c)      have been duly authorized by
                  proper corporate and shareholder action on the part of the Company, executed and delivered by the Company, and the Agreement and the Warrants constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms; provided, however, shareholder approval authorizing the increase in the authorized shares of the Borrower's Capital Stock required for the exercise of all Warrants into common stock shall be obtained in connection with the Plan of Restructuring on or before May 31, 2001.

SECTION 3.        WAIVERS.

         The Borrower has requested that the Lenders waive the Borrower's non-compliance with the Convertible Note Agreement with respect to the shareholder approval required therein by February 28, 2001, referenced in Sections 4.1(i), 7.8, and 4(c) of Exhibit B to the Convertible Note Agreement, in Section 1.4 of the Warrant Agreement and Section 4(c) of the representations and warranties contained in Exhibit B thereto, and in Section 2 of each Warrant issued thereunder. In order to accommodate the Borrower's request, the Lenders hereby agree to waive the Borrower's non-compliance with the above-referenced provisions, provided that the Borrower comply with Sections 1 and 2 above with respect to the amended shareholder approval requirement. Except as specifically waived hereby, all of the terms and conditions of the Convertible Note Agreement, the Warrant Agreement, and the Warrants issued thereunder shall stand and remain unchanged and in full force and effect. This waiver does not extend to or cover


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any other Events of Default which may now or hereafter exist under the
Convertible Note Agreement, the Warrant Agreement, or any Warrant issued thereunder.

SECTION 4.        CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  4.1. The Borrower, the Agent, and the Lenders shall have executed and delivered this Amendment.

                  4.2. Each Subsidiary (other than Dormant Subsidiaries) shall have executed its acknowledgement and consent to this Amendment in the space provided for that purpose below.

                  4.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

SECTION 5.        RELEASE OF CLAIMS.

         TO INDUCE THE LENDERS AND THE AGENT TO ENTER INTO THIS AMENDMENT, THE BORROWER AND, BY SIGNING THE ACKNOWLEDGEMENT AND CONSENT REFERRED TO BELOW, EACH OF ITS SUBSIDIARIES HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE LENDERS AND THE AGENT AND EACH OF THEIR AFFILIATES, AND THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND (IF ANY THERE BE), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT THEY NOW HAVE OR EVER HAD AGAINST THE LENDERS AND THE AGENT AND THEIR AFFILIATES, OR ANY ONE OR MORE OF THEM INDIVIDUALLY, UNDER OR IN CONNECTION WITH THE CONVERTIBLE NOTE AGREEMENT OR ANY OF THE OTHER CONVERTIBLE LOAN DOCUMENTS OR THE WARRANT AGREEMENT OR ANY OF THE WARRANTS ISSUED THEREUNDER OR ANY OTHER CREDIT, DEPOSIT OR OTHER FINANCIAL ACCOMMODATION MADE AVAILABLE TO THE BORROWER OR ANY ONE OR MORE OF ITS SUBSIDIARIES.

SECTION 6.        MISCELLANEOUS.

         6.1. The Borrower has heretofore executed and delivered to the Agent and the Lenders certain of the Collateral Documents. The Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Lenders thereunder, the obligations of the Borrower thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.


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         6.2.     Except as specifically amended herein, the Convertible Note
Agreement, the Warrant Agreement and the Warrants issued thereunder shall continue in full force and effect in accordance with their original terms. Reference to this specific Amendment need not be made in the Convertible Note Agreement, the Notes, the Warrant Agreement, the Warrants, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Convertible Note Agreement, the Warrant Agreement, or the Warrants any reference in any of such items to the Convertible Note Agreement, the Warrant Agreement, or the Warrants being sufficient to refer to the Convertible Note Agreement, the Warrant Agreement, and the Warrants as amended hereby.

         6.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent.

         6.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

         6.5. This Amendment together with the other Convertible Loan Documents, the Warrant Agreement and the Warrants issued thereunder represent the entire agreement of the Borrower, its Subsidiaries, the Lenders and the Agent with respect to the subject matter hereof and thereof, and there are no promises or undertakings by the Lenders or the Agent relative to the subject matter hereof or thereof not expressly set forth therein.

                           [SIGNATURE PAGES TO FOLLOW]


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         This First Amendment to Convertible Note Agreement, Warrant Agreement,
and Warrants is dated as of the date and year first above written.

                                       VISION TWENTY-ONE, INC.


                                       By        /s/ Richard W. Jones
                                          Name
                                              --------------------------------
                                          Title  Chief Financial Officer

         Acknowledged and agreed to as of the date first above written.

BANK OF MONTREAL, in its individual
capacity as a Lender and as Agent                    BANK ONE TEXAS, N.A.



                                                     By    /s/ Linda M. Thompson
By    /s/ Jack J. Kane                                   Name  Linda M. Thompson
    Name  Jack J. Kane                                   Title Sr. Vice President
    Title Director


PACIFICA PARTNERS I, L.P.                            PILGRIM PRIME RATE TRUST



By: Imperial Credit Asset Management, as             By: Pilgrim Investments, Inc., as its
    its Investment Manager                               Investment Manager



By    /s/ Dean K. Kawai                              By    /s/ Charles E. LeMieux, CFA
    Name  Dean K. Kawai                                  Name  Charles E. LeMieux
    Title Vice President                                 Title Vice President


PILGRIM AMERICA HIGH INCOME                          MERRILL LYNCH BUSINESS FINANCIAL
INVESTMENTS LTD.                                     SERVICES, INC.



By: Pilgrim Investments, Inc., as its
    Investment Manager                               By    /s/ Gary L. Stewart
                                                         Name  Gary L. Stewart
                                                         Title Vice President



By    /s/ Charles E. LeMieux, CFA
    Name  Charles E. LeMieux
    Title Vice President

                           ACKNOWLEDGEMENT AND CONSENT

         The undersigned Subsidiaries of Vision Twenty-One, Inc., have heretofore executed and delivered to the Agent and the Lenders one or more Guaranties and Collateral Documents. Each of the undersigned hereby consents to the First Amendment to Convertible Note Agreement, Warrant Agreement, and Warrants as set forth above and confirms that its Guaranty and Collateral Documents, and all of its obligations thereunder, remain in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Convertible Note Agreement, Warrant Agreement, and Warrants shall not be required as a result of this consent having been obtained.

                                 "GUARANTORS"

                                 VISION 21 PHYSICIAN PRACTICE MANAGEMENT COMPANY VISION 21 MANAGED EYE CARE OF TAMPA BAY, INC. VISION TWENTY-ONE MANAGED EYE CARE IPA, INC. BBG-COA, INC.
                                 LSI ACQUISITION, INC.
                                 MEC HEALTH CARE, INC.
                                 VISION TWENTY-ONE EYE SURGERY CENTERS, INC.
                                 EYE SURGERY CENTER MANAGEMENT, INC.
                                 VISION TWENTY-ONE REFRACTIVE CENTER, INC.
                                 VISION TWENTY-ONE OF WISCONSIN, INC.
                                 NEW JERSEY EYE LASER CENTERS, INC.
                                 VISION TWENTY-ONE EYE LASER CENTERS, INC.
                                 BLOCK VISION, INC.
                                 UVC INDEPENDENT PRACTICE ASSOCIATION, INC.



                                 By  /s/ Mark B. Gordon
                                    Mark B. Gordon, an authorized signatory for
                                        each of the above-referenced entities


                                      S-2